Exhibit 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

September 3, 2008

CONSENT OF ACCOUNTANT

Board of Directors

Netventory Solutions, Inc.

Reno, Nevada

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by Netventory Solutions, Inc. of our report dated August 12, 2008, relating to the financial statements of Netventory Solutions, Inc., a Nevada Corporation, for the period ending July 31, 2008, and the reference to us under the caption “Experts”.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC